As filed with the Securities and Exchange Commission on January 29, 2015

Registration No. 333-191400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLE CORPORATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016 (602) 778-8700	27-2431980
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Simon J. Misselbrook

Chief Financial Officer and Treasurer

Cole Corporate Income Trust, Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SHARES OF COMMON STOCK

Cole Corporate Income Trust, Inc. (the “Registrant”) filed a Registration Statement on Form S-3 (Commission File No. 333-191400) (the “Registration Statement”), which was automatically effective with the U.S. Securities and Exchange Commission upon filing, on September 26, 2013, pursuant to which the Registrant registered 10,000,000 shares of common stock pursuant to the Registrant’s distribution reinvestment plan (the “DRIP”) at a purchase price of $9.50 per share. The Registrant’s Board of Directors approved the termination of the DRIP effective as of the filing of this Post-effective Amendment No. 1 to the Registration Statement. Prior to the termination of the DRIP, the Registrant had sold a total of 6,013,410 shares pursuant to the Registration Statement. The Registrant hereby deregisters the remaining 3,986,590 unsold shares as of the filing of this Post-effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, this 29th day of January, 2015.

COLE CORPORATE INCOME TRUST, INC.

By:	/s/ Mark G. Selman
Mark G. Selman Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/S/ MARK G. SELMAN Mark G. Selman	Chief Executive Officer, President and Director (Principal Executive Officer)	January 29, 2015

/S/ SIMON J. MISSELBROOK Simon J. Misselbrook	Chief Financial Officer and Treasurer (Principal Financial Officer)	January 29, 2015

/S/ GAVIN B. BRANDON Gavin B. Brandon	Senior Vice President of Accounting (Principal Accounting Officer)	January 29, 2015

/S/ MARCUS E. BROMLEY Marcus E. Bromley	Director	January 29, 2015

/S/ RANDY J. PACE Randy J. Pace	Director	January 29, 2015